Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

     We consent to the incorporation by reference in Registration Statement No. 333-09789 of Allstar Systems, Inc. on Form S-8 of our report dated March 31, 1999 appearing in this Annual Report on Form 10-K of Allstar Systems, Inc. for the year ended December 31, 1998.



Deloitte & Touche LLP

Houston, Texas
April 12, 1999